As filed with the Securities and Exchange Commission on December 28, 2007

Registration No. 333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

Orion Energy Systems, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	39-1847269
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)
1204 Pilgrim Road
Plymouth, WI	53073
(Address of principal executive offices)	(Zip Code)

Orion Energy Systems, Inc. 2003 Stock Option Plan, as amended
Orion Energy Systems, Inc. 2004 Stock and Incentive Awards Plan
(Full title of the plan)

Neal R. Verfuerth
President and Chief Executive Officer	Copy to:
Orion Energy Systems, Inc.
1204 Pilgrim Road	Steven R. Barth, Esq.
Plymouth, WI 53073	Carl R. Kugler, Esq.
(920) 892-9340	Foley & Lardner LLP
(Name, address and telephone number, including	777 East Wisconsin Avenue
area code, of agent for service)	Milwaukee, Wisconsin 53202

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock,	6,451,177 shares	$19.21	$123,927,111	$3,805
no par value

(1)	The number of shares of common stock, no par value (“Common Stock”), consists of the aggregate number of shares that may be sold (i) upon the exercise of options that have been granted under the Orion Energy Systems, Inc. 2003 Stock Option Plan, as amended (the “2003 Plan”), and the Orion Energy Systems, Inc. 2004 Stock and Incentive Awards Plan (the “2004 Plan” and, together with the 2003 Plan, the “Plans”) and (ii) upon the exercise of options or issuances of stock awards that may hereafter be granted under the 2004 Plan. The terms of the Plans provide for a change in the number of shares that may be issued under the Plans to prevent dilution or enlargement in the event of certain transactions, including certain stock dividends and similar transactions. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares that may be subject to grant or otherwise issuable after the occurrence of any such change under the terms of the Plans.

(2)	Estimated pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Common Stock as reported on the Nasdaq Global Market on December 21, 2007.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        The document or documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission (the “Commission”) as part of this Form S-8 Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

        The following documents previously filed with the Commission by Orion Energy Systems, Inc. (hereinafter referred to as the “Company” or the “Registrant”) are hereby incorporated herein by reference:

(a)	The Company’s prospectus filed pursuant to Rule 424(b)(4) of the Securities Act of 1933, as amended, as filed with the Commission on December 19, 2007 as a part of the Company’s Registration Statement on Form S-1, as amended (Reg. No. 333-145569), which includes audited financial statements of the Company for the year ended March 31, 2007 and a description of the Company’s common stock, no par value (the “Common Stock”).

(b)	The description of the Common Stock contained in the Company’s Registration Statement on Form 8-A (File No. 001-33887) filed with the Commission on December 14, 2007 pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of filing of this Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

        Not applicable.

Item 5. Interests of Named Experts and Counsel.

        Not applicable.

Item 6. Indemnification of Directors and Officers.

        Article IX of the Company’s Amended and Restated Bylaws (the “Bylaws”) provides that, to the fullest extent permitted or required by Wisconsin law, the Company will indemnify all of its directors and officers, any trustee of any of the Company’s employee benefit plans and any person who is serving at the Company’s request as a director, officer, employee or agent of another entity, against certain liabilities and losses incurred in connection with these positions or services. The Company will indemnify these parties to the extent the parties are successful in the defense of a proceeding and in proceedings in which the party is not successful in the defense of the proceeding unless, in the latter case only, it is determined that the party breached or failed to perform his or her duties to the Company and this breach or failure constituted:

•	a willful failure to deal fairly with the Company or the shareholders of the Company in connection with a matter in which the director or officer has a material conflict of interest;

•	a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was unlawful;

•	a transaction from which the director or officer derived an improper personal profit; or

•	willful misconduct.

        The Bylaws provide that the Company is required to indemnify its directors and executive officers and may indemnify its employees and other agents to the fullest extent required or permitted by Wisconsin law. Additionally, the Bylaws require the Company under certain circumstances to advance reasonable expenses incurred by a director or officer who is a party to a proceeding for which indemnification may be available.

        Wisconsin law further provides that it is the public policy of the State of Wisconsin to require or permit indemnification, allowance of expenses and insurance to the extent required or permitted under Wisconsin law for any liability incurred in connection with a proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities.

        Under Wisconsin law, a director is not personally liable for breach of any duty resulting solely from his or her status as a director, unless it is proved that the director’s conduct constituted conduct described in the bullet points above. In addition, the Company intends to obtain directors’ and officers’ liability insurance that will insure against certain liabilities, including liabilities under the Securities Act of 1933, as amended, subject to applicable restrictions.

Item 7. Exemption from Registration Claimed.

        Not Applicable.

Item 8. Exhibits.

        The following exhibits have been filed (except where otherwise indicated) as part of this Registration Statement:

Exhibit No.	Exhibit

(4.1)	Amended and Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form S-1 (Reg. No. 333-145569)).

(4.2)	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.5 to the Company’s Registration Statement on Form S-1 (Reg. No. 333-145569)).

(4.3)	Amended and Restated Investors’ Rights Agreement by and among the Company and the signatories thereto, dated August 3, 2007 (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 (Reg. No. 333-145569)).

(4.4)	Orion Energy Systems, Inc. 2003 Stock Option Plan, as amended (incorporated by reference to Exhibit 10.6 to the Company’s Registration Statement on Form S-1 (Reg. No. 333-145569)).

(4.5)	Form of Stock Option Agreement under the Orion Energy Systems, Inc. 2003 Stock Option Plan (incorporated by reference to Exhibit 10.7 to the Company’s Registration Statement on Form S-1 (Reg. No. 333-145569)).

(4.6)	Amendment to Stock Option Agreement between Bruce Wadman and Orion Energy Systems, Inc. dated February 19, 2007 (incorporated by reference to Exhibit 10.8 to the Company’s Registration Statement on Form S-1 (Reg. No. 333-145569)).

(4.7)	Orion Energy Systems, Inc. 2004 Stock and Incentive Awards Plan (incorporated by reference to Exhibit 10.9 to the Company’s Registration Statement on Form S-1 (Reg. No. 333-145569)).

(4.8)	Form of Stock Option Agreement under the Orion Energy Systems, Inc. 2004 Equity Incentive Plan (incorporated by reference to Exhibit 10.10 to the Company’s Registration Statement on Form S-1 (Reg. No. 333-145569)).

(4.9)	Form of Stock Option Agreement under the Orion Energy Systems, Inc. 2004 Stock and Incentive Awards Plan (incorporated by reference to Exhibit 10.11 to the Company’s Registration Statement on Form S-1 (Reg. No. 333-145569)).

(5)	Opinion of Foley & Lardner LLP.

(23.1)	Consent of Grant Thornton LLP.

(23.2)	Consent of Foley & Lardner LLP (contained in Exhibit 5 hereto).

(24)	Power of Attorney (included on the signature page to this Registration Statement).

Item 9. Undertakings.

        (a)     The undersigned Registrant hereby undertakes:

        (1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

        (2)     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plymouth, State of Wisconsin, on December 28, 2007.

ORION ENERGY SYSTEMS, INC.
By: /s/ Neal R. Verfuerth
Neal R. Verfuerth
President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Neal R. Verfuerth and Daniel J. Waibel, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title
/s/ Neal R. Verfuerth	President and Chief Executive Officer and Director
Neal R. Verfuerth	(Principal Executive Officer)
/s/ Daniel J. Waibel	Chief Financial Officer (Principal Financial Officer
Daniel J. Waibel	and Principal Accounting Officer)
/s/ Thomas A. Quadracci	Chairman of the Board
Thomas A. Quadracci
/s/ Michael J. Potts	Director
Michael J. Potts
/s/ Diana Propper de Callejon	Director
Diana Propper de Callejon
/s/ James R. Kackley	Director
James R. Kackley
/s/ Eckhart G. Grohmann	Director
Eckhart G. Grohmann
/s/ Patrick J. Trotter	Director
Patrick J. Trotter

EXHIBIT INDEX

Exhibit No.	Exhibit

(4.1)	Amended and Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form S-1 (Reg. No. 333-145569)).

(4.2)	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.5 to the Company’s Registration Statement on Form S-1 (Reg. No. 333-145569)).

(4.3)	Amended and Restated Investors’ Rights Agreement by and among the Company and the signatories thereto, dated August 3, 2007 (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 (Reg. No. 333-145569)).

(4.4)	Orion Energy Systems, Inc. 2003 Stock Option Plan, as amended (incorporated by reference to Exhibit 10.6 to the Company’s Registration Statement on Form S-1 (Reg. No. 333-145569)).

(4.5)	Form of Stock Option Agreement under the Orion Energy Systems, Inc. 2003 Stock Option Plan (incorporated by reference to Exhibit 10.7 to the Company’s Registration Statement on Form S-1 (Reg. No. 333-145569)).

(4.6)	Amendment to Stock Option Agreement between Bruce Wadman and Orion Energy Systems, Inc. dated February 19, 2007 (incorporated by reference to Exhibit 10.8 to the Company’s Registration Statement on Form S-1 (Reg. No. 333-145569)).

(4.7)	Orion Energy Systems, Inc. 2004 Stock and Incentive Awards Plan (incorporated by reference to Exhibit 10.9 to the Company’s Registration Statement on Form S-1 (Reg. No. 333-145569)).

(4.8)	Form of Stock Option Agreement under the Orion Energy Systems, Inc. 2004 Equity Incentive Plan (incorporated by reference to Exhibit 10.10 to the Company’s Registration Statement on Form S-1 (Reg. No. 333-145569)).

(4.9)	Form of Stock Option Agreement under the Orion Energy Systems, Inc. 2004 Stock and Incentive Awards Plan (incorporated by reference to Exhibit 10.11 to the Company’s Registration Statement on Form S-1 (Reg. No. 333-145569)).

(5)	Opinion of Foley & Lardner LLP.

(23.1)	Consent of Grant Thornton LLP.

(23.2)	Consent of Foley & Lardner LLP (contained in Exhibit 5 hereto).

(24)	Power of Attorney (included on the signature page to this Registration Statement).